UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 20, 2017

Hostess Brands, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Armour Boulevard, Kansas City, Missouri		64111
(Address of principal executive offices)		(Zip Code)

(816) 701-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.
On November 20, 2017, Hostess Brands, LLC (the “Borrower”), an indirect subsidiary of Hostess Brands, Inc. (the “Registrant”), successfully refinanced the $993,762,492.19 of term loans (the “Existing Term Loans”) outstanding under its Amended and Restated First Lien Credit Agreement, dated as of August 3, 2015, as amended and restated on November 19, 2016 and May 19, 2017 (the “Amended and Restated First Lien Credit Agreement”), among HB Holdings, LLC (“Holdings”), the Borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent (the “First Lien Administrative Agent”) and the lenders from time to time party thereto (the “Refinancing”). The Refinancing was accomplished pursuant to an Incremental Assumption and Amendment Agreement No. 3, dated as of November 20, 2017, among Holdings, the Borrower, the subsidiary loan parties party thereto, Hostess Holdco, LLC, the First Lien Administrative Agent and the lenders party thereto (the “Refinancing Lenders”) whereby the Refinancing Lenders made $993,762,492.19 aggregate principal amount of refinancing term loans (the “Refinancing Term Loans”) to the Borrower under the Amended and Restated First Lien Credit Agreement. The proceeds from the Refinancing Term Loans were used to repay in full the Existing Term Loans and to pay certain fees and expenses incurred in connection with the foregoing.
The foregoing description of the Incremental Assumption and Amendment is qualified in its entirety by the Incremental Assumption and Amendment No. 3 filed as Exhibit 10.1 hereto and incorporated by reference herein.
On November 20, 2017, immediately following the Refinancing, Holdings, the Borrower, the First Lien Administrative Agent and the Refinancing Lenders agreed to amend and restate the Amended and Restated First Lien Credit Agreement (as amended and restated, the “Third Amended and Restated First Lien Credit Agreement”).
Interest on the Refinancing Term Loans is paid monthly at a rate, at the Borrower’s option, of either (a) a LIBOR rate (subject to a LIBOR floor of 0.75% per annum) plus an applicable margin of 2.25% per annum or (b) a base rate plus an applicable margin of 1.25% per annum. The interest rates applicable to the Refinancing Term Loans are 25 basis points lower than the interest rates applicable to the Existing Term Loans that were incurred on May 19, 2017. The Refinancing Term Loans require quarterly amortization payments on the last day of each March, June, September and December (commencing on the last day of March 2018) in an amount equal to 0.25% of the aggregate principal amount of the Refinancing Term Loans incurred on November 20, 2017, with the balance payable on their maturity date. The Refinancing Term Loans will mature on August 3, 2022, the same maturity date as the Existing Term Loans.
The Refinancing did not change the interest rates applicable to the revolving credit facility loans under the Amended and Restated First Lien Credit Agreement.
Other than as described above, the terms, conditions and covenants applicable to the Refinancing Term Loans are consistent with the terms, conditions and covenants that were applicable to the Existing Term Loans under the Amended and Restated First Lien Credit Agreement.
The foregoing description of the Third Amended and Restated First Lien Credit Agreement is qualified in its entirety by the Third Amended and Restated First Lien Credit Agreement filed as Exhibit 10.2 hereto and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure provided in Item 1.01 of this Report is hereby incorporated by reference into this Item 2.03.
Item 8.01. Other Events.
On November 20, 2017, the Registrant issued a press release announcing the Refinancing. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Incremental Assumption and Amendment Agreement No. 3, dated as of November 20, 2017
10.2  Third Amended and Restated First Lien Credit Agreement, dated as of November 20, 2017
99.1 Press Release dated November 20, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSTESS BRANDS, INC.

Date: November 20, 2017	By:	/s/ Thomas Peterson
	Name:	Thomas Peterson
	Title:	Executive Vice President, Chief Financial Officer